Exhibit 22.1

LIST OF SUBSIDIARY GUARANTORS

As of September 30, 2022, Century Communities, Inc. (referred to as the “Issuer”) had $500 million principal amount outstanding of 3.875% Senior Notes due August 2029 (referred to collectively as the “2029 Notes”) and $500 million principal amount outstanding of 6.75% Senior Notes due May 2027 (referred to collectively as the “2027 Notes” and collectively with the 2029 Notes, the “Senior Notes”). The Senior Notes are unsecured senior obligations of the Issuer and are fully and unconditionally guaranteed on an unsecured basis, jointly and severally, by substantially all of the Issuer’s direct and indirect wholly-owned operating subsidiaries (referred to collectively as “Guarantors”). In addition, the Issuer’s former 5.875% senior notes due 2025 (referred to collectively as the “2025 Notes”), which were extinguished during the year ended December 31, 2021, were unsecured senior obligations of the Issuer and were fully and unconditionally guaranteed on an unsecured basis, jointly and severally, by the Guarantors. The Issuer’s subsidiaries associated with its financial services operations do not guarantee the Senior Notes.

As of September 30, 2022, the entities set forth below, which are 100% owned subsidiaries of the Issuer, were guarantors of the outstanding Senior Notes (and in most cases were guarantors of the 2025 Notes). However, only the 2027 Notes and the related guarantees are, and the former 2025 Notes and related guarantees were, registered securities under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the 2029 Notes and the related guarantees were not and will not be registered under the Securities Act or the securities laws of any other jurisdiction and instead were issued in reliance upon an exemption from such registration. Unless they are subsequently registered under the Securities Act, neither the 2029 Notes nor the related guarantees may be offered and sold only in transactions that are exempt from the registration requirements under the Securities Act and the applicable securities laws of any other jurisdiction.

As the guarantees for the 2027 Notes and the guarantees for the former 2025 Notes were made in connection with the issuance of the 2027 Notes and former 2025 Notes and exchange offers effected under the Securities Act in February 2015, October 2015 and April 2017, the Guarantors’ condensed supplemental financial information is presented in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 as if the guarantees existed during the periods presented pursuant to applicable SEC rules and guidance. In addition, pursuant to such SEC rules and guidance, the information regarding the Guarantors as of September 30, 2022 is set forth below.

Name of Entity	State of Formation, Organization, or Incorporation
5280 Reinsurance, LLC	Arizona
Augusta Pointe, LLC	Colorado
Avalon at Inverness, LLC	Colorado
AVR A, LLC	Colorado
AVR B, LLC	Colorado
AVR C, LLC	Colorado
Beacon Pointe, LLC	Colorado
Benchmark Communities, LLC	Delaware
Blackstone Homes, LLC	Colorado
BMC East Garrison, LLC	Delaware
BMC EG Bluffs, LLC	Delaware
BMC EG Bungalow, LLC	Delaware
BMC EG Garden, LLC	Delaware

Name of Entity	State of Formation, Organization, or Incorporation
BMC EG Grove, LLC	Delaware
BMC EG Towns, LLC	Delaware
BMC EG Village, LLC	Delaware
BMC Realty Advisors, Inc.	California
BMCH California, LLC	Delaware
BMCH North Carolina, LLC	Delaware
BMCH Tennessee, LLC	Delaware
BMCH Washington, LLC	Delaware
Bradburn Village Homes, LLC	Colorado
Casa Acquisition Corp.	Delaware
CC Communities, LLC	Colorado
CC Southeast Constructors, LLC	North Carolina
CCC Holdings, LLC	Colorado
CCG Constructors LLC	Georgia
CCG Realty Group LLC	Georgia
CCH Homes, LLC	Colorado
CCNC Realty Group, LLC	North Carolina
CCSC Realty Group, LLC	South Carolina
Centennial Holding Company LLC	Colorado
Century at Anthology, LLC	Colorado
Century at Ash Meadows, LLC	Colorado
Century at Autumn Valley Ranch, LLC	Colorado
Century at Beacon Pointe, LLC	Colorado
Century at Belleview Place, LLC	Colorado
Century at Caley, LLC	Colorado
Century at Candelas, LLC	Colorado
Century at Carousel Farms, LLC	Colorado
Century at Castle Pines Town Center, LLC	Colorado
Century at Claremont Ranch, LLC	Colorado
Century at Colliers Hill, LLC	Colorado
Century at Compark Village North, LLC	Colorado
Century at Compark Village South, LLC	Colorado
Century at Coyote Creek, LLC	Colorado
Century at Forest Meadows, LLC	Colorado
Century at Harvest Meadows, LLC	Colorado
Century at Landmark, LLC	Colorado
Century at Littleton Village, LLC	Colorado

Name of Entity	State of Formation, Organization, or Incorporation
Century at Littleton Village II, LLC	Colorado
Century at LOR, LLC	Colorado
Century at Lowry, LLC	Colorado
Century at Marvella, LLC	Colorado
Century at Mayfield, LLC	Colorado
Century at Meadowbrook, LLC	Colorado
Century at Midtown, LLC	Colorado
Century at Millennium, LLC	Colorado
Century at Murphy Creek, LLC	Colorado
Century at Oak Street, LLC	Colorado
Century at Observatory Heights, LLC	Colorado
Century at Outlook, LLC	Colorado
Century at Pearson Grove, LLC	Colorado
Century at Salisbury Heights, LLC	Colorado
Century at Shalom Park, LLC	Colorado
Century at Southshore, LLC	Colorado
Century at Spring Valley Ranch, LLC	Colorado
Century at Tanglewood, LLC	Colorado
Century at Terrain, LLC	Colorado
Century at The Grove, LLC	Colorado
Century at the Heights, LLC	Colorado
Century at The Meadows, LLC	Colorado
Century at Vista Ridge, LLC	Colorado
Century at Wildgrass, LLC	Colorado
Century at Wolf Ranch, LLC	Colorado
Century at Wyndham Hill, LLC	Colorado
Century Building Supply, LLC	Colorado
Century City, LLC	Colorado
Century Communities Construction, LLC	Utah
Century Communities Construction of Arizona, LLC	Arizona
Century Communities Investments LLC	Delaware
Century Communities Merchandising Group, LLC	Colorado
Century Communities of Arizona, LLC	Arizona
Century Communities of California, LLC	Delaware
Century Communities of Florida, LLC	Colorado
Century Communities of Florida Realty Group, LLC	Colorado
Century Communities of Georgia, LLC	Colorado

Name of Entity	State of Formation, Organization, or Incorporation
Century Communities of Idaho, LLC	Colorado
Century Communities of Nevada, LLC	Delaware
Century Communities of Nevada Realty, LLC	Nevada
Century Communities of North Carolina, LLC	Delaware
Century Communities of South Carolina, LLC	Delaware
Century Communities of Tennessee, LLC	Delaware
Century Communities of Utah, LLC	Utah
Century Communities of Washington, LLC	Delaware
Century Communities Realty of Utah, LLC	Utah
Century Communities Southeast, LLC	Colorado
Century Land Holdings, LLC	Colorado
Century Land Holdings II, LLC	Colorado
Century Land Holdings of Texas, LLC	Colorado
Century Land Holdings of Utah, LLC	Utah
Century Lincoln Station, LLC	Colorado
Century Living, LLC	Delaware
Century Living at Compark, LLC	Colorado
Century Living at Verona, LLC	Colorado
Century Townhomes at Candelas, LLC	Colorado
Century Tuscany GC, LLC	Delaware
Cherry Hill Park, LLC	Colorado
Cottages at Willow Park, LLC	Colorado
Crown Hill, LLC	Colorado
Enclave at Pine Grove, LLC	Colorado
Estates at Chatfield Farms, LLC	Colorado
Hearth at Oak Meadows, LLC	Colorado
Hometown, LLC	Colorado
Hometown South, LLC	Colorado
Horizon Building Services, LLC	Colorado
Ladera, LLC	Colorado
Lakeview Fort Collins, LLC	Colorado
Lincoln Park at Ridgegate, LLC	Colorado
Meridian Ranch, LLC	Colorado
Montecito at Ridgegate, LLC	Colorado
Neighborhood Associations Group, LLC	Delaware
Park 5th Avenue Development Co., LLC	Colorado
Red Rocks Pointe, LLC	Colorado

Name of Entity	State of Formation, Organization, or Incorporation
Reserve at Highpointe Estates, LLC	Colorado
Reserve at The Meadows, LLC	Colorado
Saddleback Heights, LLC	Colorado
SAH Holdings, LLC	Colorado
Stetson Ridge Homes, LLC	Colorado
The Overlook at Tallyn’s Ranch, LLC	Colorado
The Retreat at Ridgegate, LLC	Colorado
The Veranda, LLC	Colorado
The Wheatlands, LLC	Colorado
UCP, LLC	Delaware
UCP Barclay III, LLC	Delaware
UCP East Garrison, LLC	Delaware
UCP Kerman, LLC	Delaware
UCP Meadowood III, LLC	Delaware
UCP Sagewood, LLC	Delaware
UCP Soledad, LLC	Delaware
UCP Tapestry, LLC	Delaware
Venue at Arista, LLC	Colorado
Verona Estates, LLC	Colorado
Villas at Highland Park, LLC	Colorado
Villas at Murphy Creek, LLC	Colorado
Waterside at Highland Park, LLC	Colorado
Westown Condominiums, LLC	Colorado
Westown Townhomes, LLC	Colorado
Wildgrass, LLC	Colorado
WJH, LLC	Delaware
WJH Brokerage OH, LLC	Ohio
WJH Brokerage MI, LLC	Michigan
WJH Sales of AZ, LLC	Arizona